UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report – July 14, 2008

Commission File Number: 0-23863
[Missing Graphic Reference]

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 5.02(b)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 14, 2008, Thomas F. Chamberlain announced his resignation as a director of Peoples Financial Services Corp and its subsidiary Peoples National Bank, effective immediately.  Mr. Chamberlain has served as a director of the Company since 1994.  He cited the need to dedicate his professional time to the management of his insurance agency.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	/s/	Richard S. Lochen, Jr.
Dated: July 14, 2008		By: Richard S. Lochen, Jr. President & CEO

	/s/	Debra E. Dissinger
Dated: July 14, 2008		By: Debra E. Dissinger Executive Vice President/COO

	/s/	Joseph M. Ferretti
Dated: July 14, 2008		By: Joseph M. Ferretti Vice President/CCO

	/s/	Frederick J. Malloy
Dated: July 14, 2008		By: Frederick J. Malloy Vice President/Controller